Exhibit 10.16
                                   US$100,000

                        CONVERTIBLE DEBENTURE - SERIES A

                                 by and between

                     B. TWELVE, INC., as the Corporation and

                    CREDIFINANCE GESTION S.A., as the Holder

May 1, 2002

                                    ARTICLE 1
                                  PRINCIPAL SUM

SECTION 1.1. PRINCIPAL SUM.

For value received, B. Twelve, Inc. (the "Corporation"), a Florida corporation having its head office at Gardens Corporate Center, 3801 PGA Boulevard, Suite 802, Palm Beach Gardens, Florida, 33410, shall pay to the order of Credifinance Gestion S.A., a Switzerland corporation having its head office at 10 Rue Pierre-Fatio, Geneva, Switzerland CH1204, or its assigns (the "Holder") the principal sum of ONE HUNDRED THOUSAND DOLLARS (US$100,000) in lawful money of the United States of America (the "Principal Sum") upon presentation and surrender of this Debenture at an office designated by the Holder at Maturity or upon an Event of Default (as defined below) or otherwise in accordance with the terms of this Debenture.

SECTION 1.2. INTEREST.

The Principal Sum outstanding from time to time shall bear interest both before and after Maturity, default and judgment from and including May 1, 2002 (the "Commencement Date") to the date of repayment in full at 5% per annum calculated and payable annually, not in advance, commencing on the Commencement Date. Interest on overdue interest shall be calculated at the same rate and payable on demand. Accrued and unpaid interest will be calculated on an actual number of days to 365-day year basis. Interest is payable either in cash or an equivalent value of common shares of the Company based on the Conversion Price defined herein. Unless the Debenture is converted, redeemed or retracted before Maturity, the interest payment dates will be May 1, 2003 and April 30, 2004.

SECTION 1.3. ISSUANCE OF PRICE PROTECTION AGREEMENT.

As further consideration for the advance of the Principal Sum, the Corporation agrees to provide the Holder with anti-dilution protection as described in the Price Protection Agreement even dated and is hereby incorporated herein by reference thereto as if fully set forth herein.

                                    ARTICLE 2
                                    SECURITY

SECTION 2.1 SECURITY.

The Corporation acknowledges that it has granted security in connection with and which shall secure such Obligations pursuant to the security agreement of even date executed by the Corporation in favor of the Holder (the "Security Agreement"), and the Corporation promises to pay, on demand, any and all out-of-pocket expenses (including counsel fees and disbursements) incurred by or on behalf of the Holder in enforcing any of its rights pursuant to this Debenture or the Security Agreement.

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                                    ARTICLE 3
                                 INTERPRETATION

SECTION 3.1. DEFINITIONS.

As used in this Debenture, the following terms have the following meanings:

"affiliates" means, with respect to a specified Person, any Person directly or indirectly controlling, controlled by, or under common control with the specified Person, including without limitation their stockholders and any Affiliates thereof. A Person shall be deemed to control a corporation or other entity if the Person possesses, directly or indirectly, the power to direct or cause the direction of the management and business of the corporation or other entity, whether through the ownership of voting securities, by contract, or otherwise.

"Business Day" means any day of the year, other than Saturday, Sunday or other day on which banks are required or authorized to close in Toronto, Ontario.

 "Common Shares" means the shares of $0.0001 par value of the Corporation designated as common shares in its certificate of incorporation dated March 5, 1999, as amended by certificates and articles of amendment, as such shares exist at the commencement of business on this date.

"Conversion Period" means the period during which the Holder may exercise its option to convert this Debenture into Common Shares, beginning on the date of this Debenture and terminating on the Maturity of this Debenture or, if such day is not a Business Day, on the immediately preceding Business Day.

"Conversion Price" means the price per share at which this Debenture may be converted into Common Shares during the Conversion Period, which is US$1.00 per Common Share.

"Event of Default" has the meaning specified in Section 7.1.

"GAAP" means, at any time, accounting principles generally accepted in the United States of America applied in a consistent manner.

"Governmental Authority" means and includes any federal, state, District of Columbia, county, municipal, or other government and any department, commission, board, bureau, agency or instrumentality thereof, whether domestic or foreign.

"Instrument" means this Debenture, the Security Agreement or any other agreement or instrument (whether now existing, presently arising or created in future) delivered by the Corporation to the Holder.

"Lien" means any mortgage, charge, pledge, hypothecation, security interest, assignment, encumbrance, lien (statutory or otherwise), charge, title retention agreement or arrangement, restrictive covenant or other encumbrance of any nature or any other arrangement or condition that in substance secures payment or performance of an obligation.

 "Maturity" means the date the Holder may demand repayment of the Principal Sum and all accrued or unpaid interest. The Debenture must be paid in full either on the earlier of: (a) April 30, 2004; or (b) the closing date of any offering of debt or equity securities, convertible or otherwise, of the Corporation or any of its affiliates (as defined herein) or successors, and including without limitation offerings or issuances of shares, warrants, rights, debentures, notes or other commercial paper, net of all reasonable expenses or fees associated with such offerings or issuances whereby the net proceeds raised by the Company after the date of this Debenture aggregate over US$1,000,000.00.

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"Obligations" means all monies now or at any time previously and from time to time hereafter owing or payable by the Corporation to the Holder or any affiliates of the Holder and all obligations (whether now existing or hereafter incurred) of the Corporation in favour of the Holder or any affiliates of the Holder, and whether direct or indirect, absolute or contingent, matured or not, whether arising from agreement or dealings between the Holder and the Corporation or from any agreement or dealings with any other Person by which the Holder may be or become in any manner whatsoever creditor or other obligee of the Corporation or however otherwise arising and whether the Corporation is bound alone or with another or others and whether as principal or surety, including monies payable or obligations arising in connection with this Debenture.

"Patents" means all of the Corporation's current patents, assigned patents, after-acquired patents, patent applications, whether filed or registered in the United States, Canada or internationally, including without limitation all continuations, continuations in part, divisionals, reissues, re-examinations and convention priority and any patents issuing therefrom, including without limitation such patents issued or pending as described in Schedule A to the Security Agreement.

"Permitted Indebtedness" means:

         (1)      indebtedness under this Debenture;

         (2) unsecured indebtedness owed to creditors incurred in the ordinary course of business;

         (3)      indebtedness owed to the Holder or any of its affiliates;

         (4) unsecured indebtedness, indebtedness secured by security ranking subordinate to security in favour of the Holder and leases provided that the aggregate of such annual indebtedness newly arising in the year and current year payments under leases will not exceed $100,000 in the aggregate, such $100,000 annual limit to be increased annually upon receipt of the financial statements of the Corporation of each year by an amount equal to 20% of the net income after tax of the Corporation for the immediately preceding fiscal year; or

         (5) any additional unsecured indebtedness provided that to the extent that such indebtedness is in excess of that provided for in subparagraphs (2) or (4), the amount of such excess is paid to reduce accrued and unpaid interest under this Debenture and, if any excess remains, the Principal Sum.

"Permitted Liens" means, in respect of any Person, liens in favour of the Holder or any of its affiliates created by the Security Documents.

"Person" means an individual, partnership, corporation, trust, joint venture, joint stock company, limited liability company, association, unincorporated organization, Governmental Authority, or any other entity.

"Premises" means any premises owned or occupied by the Corporation from time to time.

"Securities Laws" means the Securities Act of 1933 and the securities laws of any state in the United States of America and the rules, regulations and policies of any U.S. securities regulatory authority administering such securities laws, as the same shall be in effect from time to time.

"Security Documents" means, collectively, this Debenture and all other agreements and other instruments delivered to the Holder by the Corporation or any of its affiliates (whether now existing or presently arising) for the

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purpose of establishing, perfecting, preserving or protecting any security held by the Holder in respect of any Obligations, including without limitation the Security Agreement (as defined in Section 2.1, above).

"Shareholders Agreement" means that certain Amended and Restated Unanimous Shareholders' Agreement dated January 15, 2001 by and among the Corporation and its shareholders, as amended from time to time.

"Voting Control" means the direct or indirect ownership or control of a sufficient number of outstanding shares of a corporation to elect a majority of its directors or, in the case of a non-corporate entity, means the direct or indirect ownership or control of a sufficient number, amount or type of securities or other ownership interests to elect or appoint persons performing similar functions or to perform similar functions.

SECTION 3.2. GENDER AND NUMBER.

Any reference in this Debenture to gender includes all genders and words importing the singular number only include the plural and vice versa.

SECTION 3.3. HEADINGS, ETC.

The provision of a Table of Contents, the division of this Debenture into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect the interpretation of this Debenture.

SECTION 3.4. CURRENCY.

All references in this Debenture to dollars, unless otherwise specifically indicated, are expressed in United States of America currency (the "Agreed Currency").

SECTION 3.5 CERTAIN PHRASES, ETC.

In this Debenture (i) (y) the words "including" and "includes" mean "including (or includes) without limitation" and (z) the phrase "the aggregate of", "the total of", "the sum of", or a phrase of similar meaning means "the aggregate (or total or sum), without duplication, of", and (ii) in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

SECTION 3.6 ACCOUNTING TERMS.

All accounting terms not specifically defined in this Debenture shall be interpreted in accordance with GAAP.

SECTION 3.7 INCORPORATION OF SCHEDULES.

The schedules attached to this Debenture shall, for all purposes of this Debenture, form an integral part of it.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.1. REPRESENTATIONS AND WARRANTIES.
The Corporation represents and warrant to the Holder as follows:

         (1) Incorporation and Qualification. The Corporation is duly incorporated, organized and validly existing under the laws of its jurisdiction of incorporation and is qualified, licensed or registered to carry on business under the laws applicable to it in all jurisdictions in which such qualification, licensing or registration is necessary or where failure to be so qualified would have a material adverse effect on its operations, business, properties or financial condition.

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         (2)      Corporate Power. The Corporation has all requisite corporate power and authority to (i) own, lease and operate its properties and assets and to carry on its business as now being conducted by it, and (ii) enter into and perform its obligations under this Debenture and the Security Documents.

         (3) Conflict with Other Instruments. The execution and delivery by the Corporation and the performance by the Corporation of its obligations under, and compliance with the terms, conditions and provisions of, this Debenture, including the execution and delivery of or the continued compliance with any currently existing Security Documents, will not (i) conflict with or result in a breach of any of the terms or conditions of (t) its constating documents or by-laws, (u) any applicable law, rule or regulation, (v) any contractual restriction binding on or affecting it or its properties, or (w) any judgment, injunction, determination or award which is binding on it, or
                  (ii) result in, require or permit (x) the imposition of any encumbrance in, on or with respect to any of its assets or property (except in favour of the Holder), (y) the acceleration of the maturity of any debt binding on or affecting the Corporation, or (z) any third party to terminate or acquire rights under any material agreement.

         (4) Corporate Action, Governmental Approvals, etc. The execution and delivery of this Debenture and continued compliance with any Security Documents by the Corporation and the performance by the Corporation of its obligations under this Debenture and the Security Documents have been duly authorized by all necessary corporate action. No authorization, consent, approval, registration, qualification, designation, declaration or filing with any Person, is or was necessary in connection with the execution, delivery and performance of obligations under this Debenture and the Security Documents except as are in full force and effect, unamended, at the date of this Debenture.

         (5) Execution and Binding Obligation. This Debenture has been duly executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation, enforceable against each of them in accordance with its terms, subject only to any limitation under applicable laws relating to (i) bankruptcy, insolvency, arrangement or creditors' rights generally, and (ii) the discretion that a court may exercise in the granting of equitable remedies.

         (6) Authorizations, etc. The Corporation possesses all authorizations, permits, consents, registrations and approvals necessary to properly conduct its businesses and all such authorizations, permits, consents, registrations and approvals are in good standing and in full force and effect.

         (7) No Default. The Corporation is not in violation of its constating documents, its by-laws or any shareholders' agreement applicable to it.

         (8) Books and Records. All books and records of the Corporation have been fully, properly and accurately kept and completed and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. The Corporation's books and records and other data and information are available to the Corporation in the ordinary course of their business.

         (9) Tax Liability. The Corporation has filed all tax and information returns which are required to be filed and has paid all taxes, interest and penalties, if any, which have become due pursuant to such returns or pursuant to any assessment received by it other than those in respect of which liability based on such returns is being contesting in good faith and by appropriate proceedings where adequate reserves have been established in accordance with GAAP. Adequate provision for payment has been made for taxes not yet due. There are no tax disputes existing or pending involving the Corporation which could reasonably be expected to have a material adverse effect.

         (10) Disclosure. There is no fact known to the Corporation which could reasonably be expected to have a material adverse effect on its business, operations, properties or financial condition and which has not been fully disclosed to the Holder. No event has occurred which could be reasonably anticipated to have a material adverse effect since the date of this Debenture.

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SECTION 4.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

The representations and warranties in this Debenture and in any certificates or documents delivered to the Holder shall not merge in or be prejudiced by and shall survive any advance and shall continue in full force and effect so long as any amounts are owing by the Corporation to the Holder.

                                    ARTICLE 5
                                    COVENANTS

SECTION 5.1. AFFIRMATIVE COVENANTS.

So long as the Debenture remains outstanding, the Corporation and each of its affiliates shall:

         (1) Pay Certain Debts. Subject to the next sentence, punctually pay and discharge every obligation the failure to pay or discharge of which might result in any Lien or right of distress, forfeiture, termination or sale or any other remedy being enforced against the Patents and provide to the Holder, when required, evidence of such payment and discharge. The Corporation may, on giving the Holder such security (if any) as the Holder may require, refrain from paying or discharging any obligation, the liability for which is being contested in good faith.

         (2) Corporate Existence. Preserve and maintain its corporate existence and all its rights, licences, powers, privileges, franchises and goodwill.

         (3) Comply with Agreement. Observe and perform all of its obligations under the material agreements to which it is a party or upon or under which any of the Patents is held.

         (4) Carry on Business. Carry on and conduct its business in a proper and efficient manner so as to preserve and protect the Patents and income therefrom, including collecting all accounts receivable in the ordinary course of business.

         (5) Keeping of Books. Keep proper books of record and account, in which full and correct entries of all transactions in relation to its business are made.

         (6) Compliance with Laws. Comply with the requirements of all applicable laws, judgments, orders, decisions and awards.

         (7) Change in Jurisdiction, etc. At least thirty (30) days prior to any of the following changes becoming effective, notify the Holder in writing of (i) any proposed change in the location of: (w) any place of business of the Corporation, (x) the chief executive office or head office of the Corporation, (y) any account debtors of the Corporation, and (z) any place where tangible property of the Corporation is stored, and (ii) any proposed change in the name of the Corporation.

         (8) Pay Taxes. Pay or cause to be paid, when due: (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its income, sales, capital or profit or any other property belonging to it, and (ii) all claims which, if unpaid, might by law become a Lien upon the assets, except any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings and in respect of which the Corporation have established adequate reserves in accordance with generally accepted accounting principles.

         (9) Notification of Default. Advise the Holder immediately upon becoming aware of any Event of Default (as defined herein) and deliver to the Holder upon request a certificate in form and substance satisfactory to the Holder signed by a senior officer certifying that no Event of Default has occurred or, if such is not the case, specifying all Events of Default and their nature and status.

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         (10)     Auditors. Retain auditors satisfactory to the Holder at all times.

         (11) Registration of Security. Have made and maintained in good standing all necessary registrations and filings in all applicable jurisdictions in connection with the security granted by the Corporation or any affiliates to the Holder pursuant to the Security Documents.

         (12) Protect Security. Promptly cure or cause to be cured any defects in the execution and delivery of this Debenture or any defects in the validity or enforceability of this Debenture and at its expense, execute and deliver or cause to be executed and delivered, all such agreements, instruments and other documents (including the filing of any financing statements or financing change statements) as the Holder may consider necessary or desirable to protect or otherwise perfect any security interest created by the Security Documents.

         (13) Inspection by the Holder. Allow the Holder and its authorized representatives at any reasonable time to enter the Premises in order to examine and review the Patents and the books and records of the Corporation and make extracts therefrom, and permit the Holder or such representatives prompt access to such other persons as the Holder may deem necessary or desirable for the purposes of reviewing or verifying any matters relating to any of the Patents or the books and records of the Corporation.

         (14)     Financial Reporting. Deliver to the Holder:

                  i. as soon as practicable and in any event within one hundred forty (140) days after the end of each financial year of the Corporation, a copy of audited consolidated financial statements including the balance sheet and statements of income, retained earnings and changes in financial position, together with all supporting schedules. The financial statements shall be signed by an authorized officer on behalf of the Corporation and shall be accompanied by a detailed report of the auditors of the Corporation (which report shall not be qualified). The Corporation shall deliver to the Holder with the financial statements a certificate signed by its chief financial officer or another senior officer satisfactory to the Holder, in any case without personal liability to such officer, stating that (i) the financial statements have been prepared in accordance with generally accepted accounting principles and present fairly the financial position of the Corporation at the date thereof, and (ii) the Corporation is not in breach of any of its covenants or representations and warranties, contained in this Debenture or the Security Documents;

                  ii.      as soon as practicable and in any event within sixty
                           (60) days after the end of each quarter, a copy of quarterly consolidated financial statements including the balance sheet and statements of income, retained earnings and changes in financial position, together with all supporting schedules. The financial statements shall be signed by an authorized officer on behalf of the Corporation. The Corporation shall deliver to the Holder with the financial statements a certificate signed by its chief financial officer or another senior officer satisfactory to the Holder, in any case without personal liability to such officer, stating that (i) the financial statements have been prepared in accordance with generally accepted accounting principles and present fairly the financial position of the Corporation at the date thereof, and (ii) the Corporation is not in breach of any of its covenants or representations and warranties, contained in this Debenture or the Security Documents; and

                  iii.     as soon as practicable and in any event within ten
                           (10) days of the end of each financial quarter, a certificate signed by the President, Vice President or Chief Executive Officer of the Corporation stating that (i) vacation pay, wages, source deductions and taxes required to be remitted by the Corporation or its affiliates have been so remitted and are in good standing since the date of the last certificate, and
                           (ii) the property of the Corporation and its affiliates and the operations of the Corporations and its affiliates' business are in compliance in all material respects with all environmental laws or describing in reasonable detail any such

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                           non-compliance. The Corporation shall provide to the
                           Holder and its representatives, agents and designees any other information concerning its or its affiliates' financial position and business operations which the Holder or such representative, agent or designee may from time to time request.

         (15) Notice of Litigation and Damage. Promptly give written notice together with a detailed explanation to the Holder of (i) all claims or proceedings pending or threatened against the Corporation which may give rise to uninsured liability in excess of $25,000 or which may have a material adverse effect on the business or operations of the Corporation, and (ii) all damage to or loss or destruction of any property or assets used by the Corporation in conducting its business or operations which may give rise to an insurance claim in excess of $25,000.

         (16) Use of Proceeds. Use the proceeds advanced by the Holder in connection with this Debenture only to pay down existing debt with the Holder, a portion of the outstanding balances with the Company's research partners, as well as, be used for payment of expenditures relating to research and development, patents, professional services and benefits, and the remainder will be for general working capital purposes.

         (17) Review of Patent Portfolio. Retained an independent law firm satisfactory to the Corporation and the Holder to complete at review of the Corporation's patent portfolio (see Schedule A of the Security Agreement) within 30 days from the date of this Debenture and to have a detailed report prepared by the patent auditors completed and delivered to the Corporation within 90 days from the date of this Debenture.

SECTION 5.2. NEGATIVE COVENANTS.

So long as any amount owing under this Debenture remains unpaid, each of the Corporation and any of its affiliates shall not, without first obtaining the consent of the Holder:

         (1) Indebtedness. Incur any indebtedness other than Permitted Indebtedness.

         (2)      INTENTIONALLY LEFT BLANK

         (3) Encumbrances. Create, incur, grant, assume or suffer to exist any mortgages, charges or security interests over the Patents other than Permitted Liens.

         (4) Disposal of Assets Generally. Remove, destroy, lease, transfer, assign, licence, sub-licence, sell or otherwise dispose of any of the property or assets of the Corporation, including the Patents, except for (i) bona fide dispositions in the ordinary course of business at fair market value, (ii) property or assets which have no material economic value in the business of the Corporation or are obsolete.

         (5)      Financial Year. Change its financial year end.

         (6) Acquire or Change Business. Purchase, establish or acquire in any manner any new business undertaking or make any change in the nature of the Corporation's or an affiliate's business as presently carried on.

         (7) Mergers, etc. Enter into any reorganization, consolidation, amalgamation, arrangement, winding-up, merger or other similar transaction or permit the assignment or transfer of any of its issued and outstanding shares or any right, option or privilege convertible into shares in the capital of the Corporation.

         (8) Investments. Acquire or invest in any securities or make any loans to or investments in any other person, other than in the context of granting ordinary trade credit.

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         (9)      Transactions with Related Parties. Engage in any transactions with Persons not dealing at arm's length with the Corporation or any of its affiliates except with the Holder, or its affiliates, or in the ordinary course of, and pursuant to the reasonable requirements of, business and at prices and on terms not less favourable to the Corporation than could be obtained in a comparable arm's length transaction with another Person.

         (10) Distributions. Declare, make, pay or commit to any form of distribution or reduction of the profits of the Corporation or of its capital, including (i) any dividend (including stock dividends) or other distribution on any present or future shares, (ii) the purchase, redemption or retirement or acquisition any of its shares, or any option, warrant or other right to acquire any such shares, or apply or set apart any of its assets therefor, (iii) bonuses to shareholders, (iv) payment on account of loans made to shareholders of the Corporation, or (v) payment of any bonuses or management fees.

         (11) Share Capital. Create, allot or issue any shares in its capital, or enter into any agreement, or grant any option, right or privilege, whether pre-emptive, contractual or otherwise for the purchase or other acquisition of shares or securities convertible into shares of the Corporation, amend its articles or by-laws, change its capital structure or enter into any agreement or make any offer to do so.

         (12) Subsidiaries. Incorporate or acquire any subsidiaries or commence to carry on its business, otherwise than through the Corporation.

         (13) Compromise of Accounts. Compromise or adjust to compromise or adjust any of its accounts receivable (or extend the time for payment thereof) or grant any discounts, allowances or credits, in each case other than in the normal course of business.

         (14) Invoices. Redate any invoice or sale or provision of service or make sales or provide services on extended dating beyond that customary in the business of the Corporation.

                                    ARTICLE 6
                             CONVERSION OF DEBENTURE

SECTION 6.1. CONVERSION OF DEBENTURES INTO COMMON SHARES.

         (1)      Upon and subject to the provisions and conditions of this
                  Article 6, the Holder shall have the right, at its option, during the Conversion Period to convert all or any part of the Principal Sum outstanding into fully paid and non-assessable Common Shares at the Conversion Price by submitting a completed conversion form in the form attached hereto as Schedule A.

         (2) The Holder's right of conversion pursuant to this Article 6 shall extend only to the maximum number of whole Common Shares into which the aggregate Principal Sum of the Debenture surrendered for conversion at any one time by the Holder may be converted in accordance with the provisions of Section 6.1(1). Fractional interests in Common Shares shall be adjusted for in the manner provided below.

SECTION 6.2. MANNER OF EXERCISE OF RIGHT TO CONVERT TO COMMON SHARES.

The Holder may exercise its rights to convert by sending to the Corporation at its principal address a notice exercising its right to convert in accordance with the provisions of this Article. Upon receipt of the notice, the Holder shall be entered in the books of the Corporation as at the date of conversion as the Holder of the number of Common Shares into which the Debenture is convertible and, as soon as practicable, the Corporation shall deliver to the Holder a certificate or certificates for such Common Shares and, if applicable, a cheque for any amount payable under Section 6.4.

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SECTION 6.3. ACCRUED INTEREST, ETC.

At the time of the conversion, the Holder shall be entitled to receive accrued and unpaid interest on this Debenture up to but excluding the date of its conversion. Common Shares issued upon such conversion shall rank only in respect of dividends declared in favour of shareholders of record on and after the date of conversion or such later date as the Holder becomes the Holder of record of Common Shares pursuant to Section 6.2. As of and from the applicable date, the Common Shares so issued shall, for all purposes, be and be deemed to be issued and outstanding as fully paid and non-assessable Common Shares.

SECTION 6.4. NO REQUIREMENT TO ISSUE FRACTIONAL SHARES.

The Corporation shall not be required to issue fractional Common Shares upon the conversion, If any fractional interest in a Common Share would, except for the provisions of this Article 6, be deliverable upon the conversion of the Debenture, the Corporation shall, in lieu of delivering any certificate of fractional interest, satisfy the fractional interest by paying to the Holder an amount of Agreed Currency equal (computed to the nearest whole cent, and one-half of a cent being rounded up) to the Principal Sum of the Debenture remaining outstanding after so much of the Principal Sum as may be converted into a whole number of Common Shares has been so converted.

SECTION 6.6. CORPORATION TO RESERVE SHARES.

The Corporation shall at all times reserve and keep available out of its authorized Common Shares and solely for the purpose of conversion as in this
Article 6 provided, and conditionally allot to the Holder, such number of Common Shares as shall then be issuable upon the conversion. The Corporation covenants with the Holder that all Common Shares which shall be so issuable shall be duly and validly issued as fully-paid and non-assessable.

SECTION 6.7. REGISTRATION RIGHTS.

If the Holder has exercised its option to convert this Debenture into Common Shares, the Holder shall be entitled to the registration rights with respect to the Common Shares granted to all shareholders under the provisions of Article 11 of the Shareholders Agreement and such provisions are hereby incorporated herein by reference thereto as if fully set forth herein. The Corporation and the Holder agree that the provisions of Article 11 of the Shareholders Agreement shall survive any termination of the Debenture without limit as to time.

SECTION 6.8 REDEMPTION AT THE COMPANY'S OPTION

The Company may not redeem the Debenture at any time before May 1, 2003. After that date, the Company will have the option to redeem the Debenture, in whole or in part from time to time, out of funds legally available for such payment, upon not less than 10 nor more than 60 days' prior written notice by the Company to the Holder, at a redemption price equal to par plus accrued and unpaid interest to (but excluding) the date fixed for redemption. The Company may, at its option, elect to pay the redemption price in cash (or, subject to the Holder's approval, in common shares of the Company valued at the Conversion Price, or any combination thereof).

SECTION 6.9 REDEMPTION AT THE HOLDER'S OPTION

The Holder is not able to elect to retract maturity term of the Debenture at any time before May 1, 2003. After that date, at the option of the Holder, the Company will be required to redeem the Debenture, in whole or in part from time to time, out of funds legally available for such payment, at a redemption price equal to par plus accrued and unpaid interest to (but excluding) the date fixed for redemption. At the Holder's option upon not less than 10 nor more than 60 days' written notice to the Company, the Company must pay the redemption price in cash to the Holder on a date fixed for redemption in such notice.

Any redemption notice may be withdrawn by the Holder by a written notice of withdrawal delivered to the Company prior to the close of business on the day that is three business days prior to the redemption date.

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                                    ARTICLE 7
                                EVENTS OF DEFAULT

SECTION 7.1. EVENTS OF DEFAULT.

The occurrence of any of the following events shall constitute an "Event of Default" under this Debenture:

         (1) if the Corporation fails to pay any principal, interest or other amounts payable under this Debenture when such amounts become due and payable;

         (2) if any representation or warranty made or deemed to be made by the Corporation in this Debenture or the Security Documents or in any certificate, statement or report furnished in connection therewith is found to be false or incorrect;

         (3) the Corporation or its affiliates fail to perform, observe or comply with any of the covenants contained in Section 5.1 and such failure remains unremedied for ten (10) days following notice of such failure by the Holder to the Corporation;

         (4) the Corporation or its affiliates fail to perform, observe or comply with any covenants contained in Section 5.2;

         (5) if the Corporation or its affiliates fails to perform, observe or comply with any other term, covenant or agreement contained in this Debenture or the Security Documents and such failure remains unremedied for thirty (30) days following notice of such failure by the Holder to the Corporation;

         (6) if the Corporation or any one of its affiliates fails to pay the principal of, or premium or interest on, any of its debt (other than this Debenture) which is outstanding in an aggregate principal amount exceeding $50,000 when such amount becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to the debt without waiver of failure by the holders of the debt; or any other event occurs or condition exists and continues after the applicable grace period, if any, specified in any agreement relating to any such debt without waiver by the holders of the debt, if its effect is to accelerate, or permit the acceleration of the debt; or any such debt shall be declared to be due and payable prior to its stated maturity and the declaration has not been rescinded by the holders of the debt;

         (7) if any judgment or order for the payment of money in excess of $50,000 is rendered against the Corporation or any of its affiliates and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or
                  (ii) there shall be any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

         (8) if the Corporation or any of its affiliates (i) becomes insolvent or generally not able to pay its debts as they become due, (ii) admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors, (iii) institutes or has instituted against it any proceeding seeking (x) to adjudicate it a bankrupt or insolvent, (y) liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors including any plan of compromise or arrangement or other corporate proceeding involving or affecting its creditors, or (z) the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its properties and assets, and in the case of any such proceeding instituted against it (but not instituted by it), either the proceeding remains undismissed or unstayed for a period of thirty days, or any of the actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its properties and assets) occurs, or (iv) takes any corporate action to authorize any of the above actions;

         (9) if any financial statement provided by the Corporation to the Holder is false or misleading in any material respect; or

         (10) if there has occurred or been threatened, in the sole opinion of the Holder, an event or development reasonably likely to have a material adverse effect on the Corporation, its business and operations or its prospects.

SECTION 7.2 CONSEQUENCES OF AN EVENT OF DEFAULT.

Upon the occurrence of any Event of Default, all Obligations and all monies secured by the Security Documents or otherwise shall at the option of the Holder become forthwith due and payable and all rights, powers or remedies conferred by the Security Documents and law shall become immediately enforceable and any and all additional and collateral securities for payment of this Debenture shall become immediately enforceable.

                                    ARTICLE 8
                                  MISCELLANEOUS

SECTION 8.1 WAIVER.

         (1) No amendment or waiver of any provision of this Debenture, nor consent to any departure by the Corporation or any other Person from such provisions, is effective unless in writing and approved by the Holder. Any amendment, waiver or consent is effective only in the specific instance and for the specific purpose for which it was given.

         (2) No failure on the part of the Holder to exercise, and no delay in exercising, any right under this Debenture shall operate as a waiver of such right; nor shall any single or partial exercise of any right under this Debenture preclude any other or further exercise of such right or the exercise of any other right.

SECTION 8.2 OTHER SECURITY.

The rights of the Holder shall not be prejudiced nor shall the liabilities of the Corporation or of any other person be reduced in any way by the taking of any other security of any nature or kind whatsoever either before, at or after the time of execution of this Debenture.

SECTION 8.3 POWER OF ATTORNEY.

The Corporation irrevocably appoints the Holder and its officers from time to time or any of them to be the attorneys of the Corporation in the name of and on behalf of the Corporation to execute, from and after the occurrence of an Event of Default which is continuing, such deeds, transfers, conveyances, assignments, assurances and things which the Corporation ought to execute and do under the covenants and provisions herein contained and generally to use the name of the Corporation in the exercise of all or any of the powers hereby conferred on the Holder.

SECTION 8.4 HOLDER MAY REMEDY DEFAULT.

If the Corporation fails to do anything hereby required to be done by it, the Holder may, but shall not be obliged to, do such thing and all sums thereby expended by the Holder shall be payable forthwith by the Corporation, shall be secured hereby and shall have the benefit of the lien hereby created, but no such performance by the Holder shall be deemed to relieve the Corporation from any default hereunder.

SECTION 8.5 NOTICES, ETC.

Any notice, direction or other communication to be given under this Debenture shall, except as otherwise permitted, be in writing and given by delivering it or sending it by telecopy or other similar form of recorded communication addressed:

         (1)      if to the Corporation, to it at, or care of:


                  B. Twelve, Inc.
                  C/O B. Twelve Limited
                  41A Avenue Road
                  Toronto, Ontario
                  Attention:       Jean-Luc Berger, Ph.D.
                  Telephone:       (416) 955-0159
                  Telecopier:      (416) 364-1522

         (2)      if to the Holder, to it at, or care of:

                  Credifinance Gestion S.A.
                  C/O Credifinance Securities Ltd.
                  41A Avenue Road
                  Toronto, Ontario
                  Attention:       Georges Benarroch
                  Telephone:       (416) 955-0159
                  Telecopier:      (416) 364-1522

Any such communication shall be deemed to have been validly and effectively given if (i) personally delivered, on the date of such delivery if such date is a Business Day and such delivery was made prior to 4:00 p.m. (Eastern Standard Time (e.g. Toronto time)), otherwise on the next Business Day, (ii) transmitted by facsimile or similar means of recorded communication on the Business Day following the date of transmission. Any party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to the party at its changed address.

SECTION 8.6 SEVERABILITY.

If any provision of this Debenture is deemed by any court of competent jurisdiction to be invalid or void, the remaining provisions shall remain in full force and effect.

SECTION 8.7 INDEMNIFICATION.

The Corporation agrees to indemnify the Holder from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (except by reason of the gross negligence or willful misconduct of the Holder or any of its employees or a material breach by the Holder of any of its covenants contained herein) which may be imposed on, incurred by, or asserted against the Holder and arising by reason of any action (including any action referred to herein) or inaction or omission to do any act legally required of the Corporation.

SECTION 8.8 SUCCESSORS AND ASSIGNS, ETC.

This Debenture may be assigned by the Holder in its sole discretion. This Debenture and all its provisions shall enure to the benefit of the Holder, its successors and assigns and shall be binding upon the Corporation, its successors and assigns. The Holder is the person entitled to receive the money payable hereunder and to give a discharge hereof. Presentment, notice of dishonour, protest and notice of protest hereof are hereby waived.

SECTION 8.9 EXPENSES.

All legal and accounting expenses incurred by the Holder, the Corporation and its shareholders and employees in connection with the transactions contemplated in this Debenture shall be paid by the Corporation.

SECTION 8.10 GOVERNING LAW.

CHOICE OF LAW; CONSENT TO JURISDICTION. EXCEPT TO THE EXTENT THAT THE UNIFORM COMMERICIAL CODE PROVIDES FOR THE APPLICATION OF THE LAW OF THE BORROWER'S STATE OF ORGANIZATION, THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED

IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. IF ANY ACTION ARISING OUT OF THIS AGREEMENT OR THE NOTE IS COMMENCED BY LENDER IN THE STATE COURTS OF THE STATE OF FLORIDA OR IN THE U.S. DISTRICT COURT FOR THE DISTRICT OF FLORIDA, BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION AND TO THE LAYING OF VENUE IN THE STATE OF FLORIDA. ANY PROCESS IN ANY SUCH ACTION SHALL BE DULY SERVED IF MAILED BY REGISTERED MAIL, POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS DESCRIBED IN SECTION 8.5. OR IF SERVED BY ANY OTHER MEANS PERMITTED BY APPLICABLE LAW.

TO THE EXTENT THAT THE CORPORATION HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE CORPORATION HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS DEBENTURE.

SECTION 8.11 COUNTERPARTS.

This Debenture may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF the parties have caused this Debenture to be executed by its duly authorized officers on the date written above.

B. TWELVE, INC.



Per:     __________________________________
         Authorized Signing Officer

CREDIFINANCE GESTION S.A.

Per:     __________________________________
         Authorized Signing Officer

                                  SCHEDULE "A"

                                 CONVERSION FORM
                                 ---------------

To:   B. TWELVE, INC. (the "Corporation")

The undersigned holder of the debenture of the Corporation numbered Series A (the "Debenture") hereby irrevocably elects to convert the outstanding Principal Sum (as defined in the Debenture) (or $_________ thereof) into Common Shares of the Corporation in accordance with the terms of the Debenture and directs that the Common Shares issuable and deliverable upon the conversion be issued and delivered to the person indicated below.

(If the Common Shares are to be issued in the name of a person other than the holder, the signature must be guaranteed by a chartered bank, by a trust company or by a member firm of a recognized stock exchange and all requisite transfer taxes must be tendered by the undersigned).

CREDIFINANCE GESTION S.A.

Per:     __________________________________
         Authorized Signing Officer

Dated:   __________________________________



CERTIFICATES TO BE ISSUED AND DELIVERED TO:

------------------------------------------
Name

------------------------------------------
Address

------------------------------------------
City and Province/State

------------------------------------------
Country

------------------------------------------
Postal Code / ZIP Code

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